UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2011

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits.

SIGNATURES

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in our Current Report on Form 8-K dated August 8, 2011, GameTech International, Inc. (the “Company”) received a notification from The Nasdaq Stock Market (“Nasdaq”) on August 2, 2011 stating that the Company failed to satisfy Nasdaq’s minimum bid requirement for continued listing and, as a result, the Company’s common stock would be suspended from listing at the opening of business on August 11, 2011 and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s common stock from listing and registration on Nasdaq.

The Company has determined not to appeal Nasdaq’s decision and expects to have its securities traded on the OTCQB Marketplace beginning August 11, 2011.  The Company's ticker symbol will remain as "GMTC".

Item 8.01	Other Events.

On August 11, 2011, the Company issued a press release announcing the delisting of its common stock from the Nasdaq Capital Market and quotation of its common stock on the OTCQB Marketplace.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 11, 2011 titled “GameTech International, Inc. to Trade on OTCQB Marketplace”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC. By: /s/ James Robertson James Robertson Vice President and General Counsel
Dated:  August 11, 2011

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